Exhibit 10.6

AMENDMENT NO. 2 TO
THE MASTER AGREEMENT

THIS AMENDMENT NO. 2, dated as of February 22, 2019 (this “Amendment”), to the Master Agreement, dated as of November 13, 2018, as amended by Amendment No. 1, dated as of January 30, 2019 (as amended, modified or otherwise supplemented from time to time, the “Master Agreement”), is entered into by and among General Electric Company, a New York corporation (“GE”), Baker Hughes, a GE company, a Delaware corporation (“BHGE”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company and an indirect subsidiary of BHGE (“BHGE LLC”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

WITNESSETH:

WHEREAS, Section 6.09 of the Master Agreement permits the parties to amend the Master Agreement by an instrument in writing signed on behalf of each of the parties thereto; and

WHEREAS, GE, BHGE and BHGE LLC desire to amend certain provisions of the Master Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GE, BHGE and BHGE LLC hereby agree as follows:

Section 1. Amendments to the Master Agreement.

1.1           Section 1.01(a) of the Master Agreement is hereby amended to amend and restate the definition of “Term Sheet Effective Date” as follows:

““Term Sheet Effective Date” means March 1, 2019.”

Section 2. Effect on the Master Agreement. Other than as specifically set forth herein, all other terms and provisions of the Master Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Master Agreement.

Section 3. Controls Tools List. Between the date hereof and March 1, 2019, the parties shall work together in good faith to agree to the Controls Tools List (as defined in and as contemplated by the Amended and Restated Intercompany Services Agreement).

Section 4. Headings; Interpretations. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof. The parties agree that all references in the Master Agreement to “the date hereof” or “the date of this Agreement” shall refer to November 13, 2018.

Section 5. Counterparts; Electronic Transmission of Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 6. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 7. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

[The remainder of this page has been
intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ James M. Waterbury
	Name:	James M. Waterbury
	Title:	Vice President

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary